Exhibit 21.01

LOEWS CORPORATION

Subsidiaries of the Registrant

December 31, 2011

Organized Under
Name of Subsidiary	Laws of		Business Names

CNA Financial Corporation	Delaware	)
The Continental Corporation	New York	)
Continental Casualty Company	Illinois	)
The Continental Insurance Company	Pennsylvania	)
Continental Assurance Company	Illinois	)
CNA Surety Corporation	Delaware	)	CNA Insurance
CNA Europe Holdings Limited	United Kingdom	)
CNA Insurance Company Limited	United Kingdom	)
American Casualty Company of Reading, Pennsylvania	Pennsylvania	)
Columbia Casualty Company	Illinois	)
National Fire Insurance Company of Hartford	Illinois	)
Valley Forge Insurance Company	Pennsylvania	)

HighMount Exploration & Production LLC	Delaware	)	HighMount Exploration
HighMount Exploration & Production Texas LLC	Delaware	)	& Production LLC

Boardwalk Pipeline Partners, LP	Delaware	)
Boardwalk Pipelines, LP	Delaware	)
Texas Gas Transmission, LLC	Delaware	)	Boardwalk Pipeline
Gulf South Pipeline Company, LP	Delaware	)
Gulf Crossing Pipeline Company LLC	Delaware	)

Diamond Offshore Drilling, Inc.	Delaware	)
Diamond Offshore Development Company	Delaware	)
Diamond Offshore Finance Company	Delaware	)
Diamond Offshore Management Company	Delaware	)
Diamond Offshore Company	Delaware	)
Diamond Offshore General Company	Delaware	)
Diamond Offshore Services Company	Delaware	)
Diamond Offshore International Limited	Cayman Islands	)
Diamond International Leasing Limited	Cayman Islands	)
Diamond Offshore International, L.L.C.	Delaware	)
Diamond Offshore (Bermuda) Limited	Bermuda	)
Diamond Offshore Drilling (Bermuda) Limited	Bermuda	)
Diamond Offshore Drilling (Bermuda) Private Trust Company	Bermuda	)
Diamond Offshore (Brazil) L.L.C.	Delaware	)
Brasdril-Sociedade de Perfuracoes Ltda.	Brazil	)
Diamond Offshore Drilling (Overseas) L.L.C.	Delaware	)	Diamond Offshore

Mexdrill, L.L.C.	Delaware	)
Mexdrill Offshore, S. de R.L. de C.V.	Mexico	)
Offshore Drilling Services of Mexico, S. de R.L. de C.V.	Mexico	)
Diamond Offshore Drilling Company N.V.	Netherlands
	Antilles	)
Diamond Offshore Netherlands B.V.	The Netherlands	)
Offshore Drilling Services (Netherlands) B.V.	The Netherlands	)
Diamond Offshore Drilling Limited	Cayman Islands	)
Diamond Hungary Leasing L.L.C.	Hungary	)
Diamond International Assets Limited	Cayman Islands	)
Diamond East Asia Limited	Cayman Islands	)
Diamond Offshore Limited	England	)
Diamond Offshore (Australia) L.L.C.	Delaware	)
Diamond Offshore Shield, L.L.C.	Delaware	)
Diamond Offshore Heritage, L.L.C.	Delaware	)
Diamond Offshore Enterprises Limited	England	)
Diamond Offshore Drilling (UK) Ltd.	England	)
Diamond Offshore Holding, L.L.C.	Delaware	)
Diamond Offshore Drilling Sdn. Bhd.	Malaysia	)
Diamond Offshore Leasing Ltd.	Malaysia	)
Diamond Offshore Services Limited	Bermuda	)
Diamond Offshore (USA) L.L.C.	Delaware	)
Diamond Offshore (Trinidad) L.L.C.	Delaware	)
Diamond Rig Investments Limited	England	)
Z North Sea, Ltd.	Delaware	)

The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X, have been omitted.